SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MINERVA NEUROSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! MINERVA NEUROSCIENCES, INC. 2022 Annual Meeting Vote by June 9, 2022 11:59 PM ET MINERVA NEUROSCIENCES, INC. 1601 TRAPELO ROAD, SUITE 286 WALTHAM, MA 02451 D82880-P71339 You invested in MINERVA NEUROSCIENCES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 10, 2022. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 27, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. The record date for the Annual Meeting is April 11, 2022. Only stockholders at the close of business on that date may vote at the meeting or any adjournment thereof. A list of stockholders as of the record date will be accessible electronically during the Annual Meeting at www.virtualshareholdermeeting.com/NERV2022 when you enter your 16-digit control number. PV For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 10, 2022 8:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/NERV2022 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 01) Jeryl Hilleman For 02) Fouzia Laghrissi Thode 03) Remy Luthringer 2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its common stock at a ratio in the range of 1:4 to 1:10, with such ratio to be determined at the discretion For of the board of directors. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. For 4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. For 5. To approve the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not For sufficient votes in favor of Proposal 2. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. D82881-P71339